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                            INVESTOR RIGHTS AGREEMENT


         This Investor Rights Agreement dated as of June 15, 2001 is entered into by and among Blue Rhino Corporation, a Delaware corporation (the "Corporation"), Allied Capital Corporation, a Maryland corporation ("Allied") and the stockholders of the Corporation listed on Exhibit A hereto (collectively, the "Stockholders" and individually, a "Stockholder").


                                    Recitals


         A. The Corporation, Allied and certain subsidiaries of the Corporation have entered into an Investment Agreement of even date herewith (the "Investment Agreement"), whereby the Corporation shall issue and sell, and Allied shall purchase, subordinated debentures (the "Debentures") in the aggregate principal amount of $15,000,000 and a warrant (the "Warrant" and to the extent divided, collectively, the "Warrants") to purchase up to 1,372,071 shares (the "Warrant Shares") of common stock, par value $.001 per share, of the Corporation ("Common Stock");


         B. The execution of this Agreement is a condition to the obligations of Allied under the Investment Agreement and the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof; and


         C. The Corporation, Allied and the Stockholders desire to provide for certain arrangements with respect to (i) information rights, (ii) registration rights, (iii) special rights of the Investors (as defined herein), and (iv) other related matters;


         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein, but not defined herein, shall have the respective meanings as set forth in the Investment Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

                  1.1 "Equity Issuance" means the issuance by the Corporation or any of its Subsidiaries of any equity securities to any Person (other than: (a) any securities issued in connection with a stock split, reverse stock split, stock dividend or reclassification or similar organic change involving the Corporation's Capital Stock; (b) any securities issuable upon conversion, exercise or exchange of securities outstanding or issued as of the date hereof;
(c) warrants, options or other rights to purchase securities or securities convertible into or exchangeable for securities issued to employees, officers, directors, distributors, consultants or other persons performing services for or on behalf of the Corporation (or securities issued upon exercise or conversion thereof) in each case to the extent issued solely in its status as such and not as part of an offering of the Corporation's securities, pursuant to any stock option plan, stock purchase plan, management incentive plan, consulting agreement or other contract or arrangement approved by the board of directors of the Corporation; (d) any securities issuable as



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an inducement to lenders of the Corporation to advance sums or otherwise to make financial accommodations, or as compensation to lenders for advancing sums or otherwise making financial accommodations, to the Corporation or one or more of its Subsidiaries, to the extent such issuance is approved by the board of directors of the Corporation; (e) any securities issuable as compensation to vendors or lessors of the Corporation in connection with, or as an inducement to vendors or lessors of the Corporation to enter into, agreements with the Corporation and not as part of an offering of the Corporation's securities, to the extent such issuance is approved by the board of directors of the Corporation; (f) any securities issued solely in consideration for the acquisition (by merger, consolidation, purchase or otherwise) by the Corporation of the assets or capital stock or other equity interests of, or in connection with a joint venture with, any other entity or business segment of any other entity, to the extent such issuance is approved by the board of directors of the Corporation; provided, that such issuance (after giving effect thereto), when aggregated with all other issuances contemplated by this clause (f), does not constitute a number of shares of Common Stock (on a fully diluted, as-converted basis and as equitably adjusted in the event of a stock split, reverse stock split, stock dividend, combination or other similar recapitalization) greater than 1,577,020).

                  1.2 "Fair Market Value" shall have the meaning set forth in
Section 3.2(c).

                  1.3 "Investors" means Allied and any other holder of the Warrants or any Warrant Shares, who acquired the Warrants or the Warrant Shares other than in a public offering.

                  1.4 "Registrable Securities" means: (i) all of the shares of Common Stock constituting Warrant Shares; and (ii) all of the shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of a stock dividend or stock split in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities of a holder, such securities will cease to be Registrable Securities upon the earlier of (a) when they have been registered under the Securities Act, (b) the later of five years or such time as they are transferable without limitation or restriction by the holder thereof in a single brokerage transaction under the provisions of Rule 144 or any similar rule then in effect, or (c) if the Warrant Shares issued or issuable to the Investors constitute less than 3% of the Common Stock outstanding on the date such determination is made, such time as they are transferable without limitation or restriction by the holder thereof in a single brokerage transaction under the provisions of Rule 144 or any similar rule then in effect.

                  1.5 "SEC" means the U.S. Securities and Exchange Commission.

                  1.6 "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

         2. Registration Rights.

                  2.1 Effective Date. The rights of the Investors that hold Registrable Securities under this Section 2, (i) are effective as of the date hereof, and (ii) shall remain in full force and



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effect for so long as any Investor continues to hold any Registrable Securities.

                  2.2 Demand Registrations.


                           (a) REQUESTS FOR REGISTRATION. Subject to
subparagraphs (b), (c) and (d) of this Section 2.2, the holders of not less than the portion of the outstanding Registrable Securities as set forth in subparagraphs (c) and (d) of this Section 2.2 may at any time, request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-3 or any similar short-form registration ("Short Form Registrations"), if available, and the Corporation shall use its best efforts to have such registration statement declared effective as soon as practicable after the filing date. Each request for such registration must specify the number of Registrable Securities requested to be registered and the minimum desired price per share in such offering. Within 10 days after receipt of any such request, the Corporation will give written notice (the "Notification of a Demand") of such request to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 20 days after the receipt of the Corporation's notice. All registrations requested pursuant to this subparagraph (a) are referred to herein as "Demand Registrations."


                           (b) LIMIT ON NUMBER OF DEMAND REGISTRATIONS. The
holders of Registrable Securities shall be limited (i) to one Long-Form Registration under Section 2.2(d) and (ii) to no more than two Short-Form Registrations under Section 2.2(a) during any consecutive 12-month period.


                           (c) LONG-FORM REGISTRATIONS. Subject to the
limitation imposed under Section 2.2(b), the holders of at least 50% of the Registrable Securities then outstanding will be entitled to request a Demand Registration; provided, however, that the anticipated aggregate offering price of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $5,000,000. Except as provided in Section 2.6(a), a registration will not count as the permitted Demand Registration until it has become effective and only if the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration.


                           (d) SHORT-FORM REGISTRATIONS. Subject to the
limitation imposed under Section 2.2(b) and in addition to the right to request a Demand Registration under Section 2.2(c), the holders of at least 25% of the Registrable Securities then in existence will be entitled to request a Short-Form Registration (if available); provided, however, that the anticipated aggregate offering price of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $500,000.


                           (e) PRIORITY ON DEMAND REGISTRATIONS. The Corporation
will not include in any Demand Registration any securities (other than securities included pursuant to contractual registration rights outstanding on the date hereof) that are not Registrable Securities without the prior written consent of the holders of at least 75% of the Registrable Securities requesting such registration. If a Demand Registration is an underwritten offering and the


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managing underwriters advise the Corporation in writing that in their opinion the number of Registrable Securities and other securities requested to be included therein exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the marketability of the offering allocated, the Corporation will include in such registration, prior to the inclusion of other securities, the number of Registrable Securities, and other securities held by Persons with contractual registration rights outstanding on the date hereof, requested to be included, which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, allocated pro rata on the basis of the number of shares requested to be included therein by such Persons and holders of Registrable Securities.


                           (f) RESTRICTIONS ON DEMAND REGISTRATIONS. The
Corporation will not be obligated to effect any Long-Form Registration within six months after the effective date of a previous Demand Registration or a previous Piggyback Registration in which Registrable Securities were sold or could have been sold.


                           (g) SELECTION OF UNDERWRITERS. The Corporation will
have the right to select the investment banker(s) and manager(s), if any, to administer any Demand Registration, subject to the approval of holders of a majority of the Registrable Securities included in such Demand Registration (which approval will not be unreasonably withheld or delayed).


                           (h) DEFERRAL OF REGISTRATION. Notwithstanding the
foregoing, if the Corporation shall furnish to the holders of Registrable Securities requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be materially detrimental to the Corporation and its stockholders generally for such registration statement to be filed (a "Valid Business Reason"), the Corporation shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the holders of the Registrable Securities seeking the registration. In addition, if a registration statement has already been filed and the Corporation shall furnish to the holders of Registrable Securities who requested a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Corporation setting forth a Valid Business Reason, the Corporation may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement for a period of not more than 90 days. The Corporation may not utilize the right set forth in this subparagraph (h) more than once in any 12-month period or more than twice during the term of the this Agreement.

                  2.3 Piggyback Registrations.


                           (a) RIGHT TO PIGGYBACK. Whenever the Corporation
proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration, a registration on Form S-8 or Form S-4 or any successor forms, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Corporation will give prompt written notice to all holders of



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Registrable Securities and (subject to subparagraphs (b) and (c) below) shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 20 days after the day on which the Corporation's notice is deemed delivered as provided in Section 6.6.


                           (b) PRIORITY ON PRIMARY REGISTRATION. If a Piggyback
Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation will include in such registration only the amount of securities which the managing underwriters have advised can be sold, and will allocate such amount as follows:
(i) first, to securities the Corporation proposes to sell; (ii) second, to the extent an amount of additional securities are to be included in the registration, to the Registrable Securities requested to be included in such registration and any securities requested to be included therein by other Persons with contractual registration rights, pro rata on the basis of the number of shares requested to be included therein by such Persons and holders of Registrable Securities; and (iii) third, to any other securities requested to be included in such registration.


                           (c) PRIORITY ON SECONDARY REGISTRATIONS. If a
Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation will include in such registration only the amount of securities which the managing underwriters have advised can be sold, and will allocate such amount as follows: (i) first, to securities held by Persons with contractual demand registration rights outstanding on the date hereof, if such Persons have requested such secondary registration; (ii) second, to the Registrable Securities requested to be included in such registration and any securities requested to be included therein by other Persons with contractual piggyback registration rights, pro rata on the basis of the number of shares requested to be included therein by such Persons and holders of Registrable Securities; and (iii) third, to any other securities requested to be included in such registration.

                  2.4 Undertakings of the Corporation. The Corporation agrees:
(i) not to effect any public sale or distribution (including sales pursuant to Rule 144) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation), unless the underwriters managing the registered public offering otherwise agree; and (ii) to provide in any agreements entered into after the date of this Agreement pursuant to which equity securities of the Corporation are purchased to require



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each holder thereof to agree that at such time as such holder owns at least one percent (on a fully-diluted basis) of the Common Stock (including any securities convertible into or exchangeable or exercisable for Common Stock purchased from the Corporation pursuant to agreements entered into at any time after the date of this Agreement (other than in a registered public offering)), in connection with any underwritten Demand Registration or any underwritten Piggyback Registration, such holder shall not effect any public sale or distribution of any such shares for the period of time requested by the managing underwriter, for a period not to exceed 180 days, unless the managing underwriters of the registered public offering otherwise agree.

                  2.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation will use its best efforts to effect the registration of such Registrable Securities, and pursuant thereto, the Corporation will, as expeditiously as possible, do all of the following:


                           (a) REGISTRATION STATEMENT. Prepare and file with the
SEC, a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel) and use its best efforts to avoid the issuance of (or if issued, obtain the withdrawal of) any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as soon as possible;


                           (b) AMENDMENTS & SUPPLEMENTS. Prepare and file with
the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the date on which all securities covered by such registration statement have been sold or six months;


                           (c) FURNISH COPIES. Furnish to each seller of
Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement;


                           (d) BLUE SKY COMPLIANCE. Use its best efforts to
register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);




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                           (e) NOTIFICATIONS. Notify each seller of Registrable
Securities at any time when a registration statement related thereto is effective under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, in light of the circumstances then existing, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;


                           (f) LISTING. Cause all such Registrable Securities to
be listed on a national securities exchange or on the Nasdaq National Market, if applicable, on which similar securities issued by the Corporation are then listed;


                           (g) TRANSFER AGENT; REGISTRAR. Provide a transfer
agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;


                           (h) UNDERWRITING AGREEMENTS, ETC. In the event of an
underwritten public offering, enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares, if the same can be effected without the approval of the Corporation's stockholders);


                           (i) SUPPLY INFORMATION. Make available for inspection
by any seller of Registrable Securities, underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and


                           (j) OBTAIN COLD COMFORT LETTER. In the event of an
underwritten public offering, obtain a cold comfort letter from the Corporation's independent public accountants in customary form, and covering such matters as are customarily given or covered by independent public accountants in an underwritten public offering of securities, addressed to the underwriter(s) or the sellers of Registrable Securities.

                  2.6 Registration Expenses.


                           (a) EXPENSES OF DEMAND REGISTRATION. All expenses
other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with the registration, filings or qualifications pursuant to Section 2.2 above, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and



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disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities (not to exceed $25,000) shall be borne by the Corporation; provided, however, that if (i) the registration request is subsequently withdrawn at any time at the request of the holders of 50% of the Registrable Securities to be registered (other than as a result of information concerning the business or financial condition of the Corporation that is made known to such holders after the date on which such registration was requested) and (ii) the participant holders bear all expenses for such withdrawn registration, such registration shall not count as a Demand Registration under Section 2.2). Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the Corporation and the holders of such Registrable Securities.


                           (b) EXPENSES OF CORPORATION REGISTRATION. The
Corporation shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 above, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for the Corporation and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities (not to exceed $25,000). Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the Corporation and the holders of such Registrable Securities.

                  2.7 Indemnification Provisions.


                           (a) INDEMNITY OF HOLDERS OF REGISTRABLE SECURITIES.
The Corporation agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation or any underwriter by such holder expressly for use therein or by such holder's failure to deliver to the Corporation in writing the information and affidavits required by Section 2.7(b) after the Corporation has furnished such holder with a sufficient number of copies of the registration statement or prospectus or any amendments or supplements thereto.


                           (b) DISCLOSURE AND INDEMNIFICATION BY HOLDERS OF
REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits relating to disclosure concerning such holder as the Corporation reasonably requests for inclusion or otherwise use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any



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untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders; and, provided, further, however, that the liability of each holder will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.


                           (c) NOTICE AND DEFENSE. Any person entitled to
indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in the reasonable opinion of such indemnified party's counsel, a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to give timely notice will not relieve the receiving party of any obligation unless such delay unduly prejudices such party's ability to defend such claim. In any event, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.


                           (d) CONTINUING AND SURVIVING OBLIGATIONS; RIGHT OF
CONTRIBUTION. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party and will survive the transfer of securities after the completion of the offering. If, for any reason, the indemnity provided in this
Section 2.7 is unavailable to hold harmless an indemnified party under subparagraphs (a) or (b), then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding anything herein to the contrary, (i) no Person



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guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation and (ii) no holder of Registrable Securities shall be required pursuant to this subparagraph (h) to contribute any amount in excess of the net proceeds received by such holder from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such holder pursuant to subparagraph (b).

                  2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to:


                           (a) make and keep public information available, as
defined for purposes of Rule 144(c) under the Securities Act;


                           (b) file with the SEC in a timely manner all reports
and other documents required of the Corporation to be filed under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (provided it is subject to such reporting requirements); and


                           (c) furnish to any holder of Registrable Securities,
upon request, a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (provided it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation as such holder may reasonable request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

                  2.9 Mergers, Etc. The Corporation shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities that an Investor would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation, or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which the Corporation is not the surviving corporation if all Investors holding Registrable Securities are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation that the acquiring corporation has agreed to register within 120 days of completion of the transaction for resale to the public pursuant to the Securities Act.

                  2.10 Miscellaneous.


                           (a) EFFECTIVE DATE. The rights of the Investors under
this Section 2 are effective as of the date hereof and shall remain in full force and effect as to any Investor for so long as such Investor continues to hold any Registrable Securities or securities exercisable for Registrable Securities.


                           (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The
Corporation will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Investors to include Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration.


                           (c) OTHER REGISTRATION RIGHTS. Except as provided in
this Agreement, the Corporation will not grant to any Person the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities in existence at the time of such consent, except to the extent such registration rights are not inconsistent with the rights granted this Agreement.


                           (d) REMEDIES. Any Person having rights under this
Section 2 will be entitled to enforce such rights specifically (without posting any bond or other security), to recover damages caused by reason of any breach of any provision of this Section 2, and to exercise all other rights granted by law; provided that this Section 2.10(d) shall not entitle any Person to injunctive relief with respect to a registration statement in which such Person does not participate.

         3. Special Rights of Investors.

                  3.1 Co-Sale Rights.


                           (a) GENERAL. If, at any time, any Stockholder or any
of his permitted successors and assigns or any immediate family members of such Stockholder (the transferring party or parties are collectively referred to herein as the "Transferring Party"), proposes to Transfer any or all of his Capital Stock in the Corporation (or securities convertible into Capital Stock of the Corporation) to one or more Persons (the "Purchasers"), other than in connection with a Permitted Transfer (as defined in Section 3.1(d) below) then the Transferring Party shall provide not less than 20 days notice complying with
Section 3.1(c) below (the "Co-Sale Notice") to each of the Investors. Thereafter, upon the written request of any of the Investors, the Transferring Party covenants and agrees to include as part of the Transferring Party's proposed Transfer, such number of Warrant Shares then held by such Investor as determined in accordance with Section 3.1(b) below, and each of the Investors shall be entitled to sell such Warrant Shares, for a price and upon other terms and conditions that are identical to the proposed price and terms and conditions under which the Transferring Party proposes to Transfer its Capital Stock. Notwithstanding any provision to the contrary, at the option of any Investor, an Investor may Transfer all or any portion of a Warrant in substitution of transferring Warrant Shares. In such event, the Warrant or portion thereof to be Transferred shall be deemed exercised by the Purchasers upon such Transfer; and, proceeds otherwise payable to the Investor for such Transfer in an amount equal to the aggregate exercise price for such Warrant Shares shall be paid to the Corporation. This Section 3.1 shall not be deemed to authorize any Transfer by any Stockholder or any of his permitted successors and assigns of any of its Capital Stock.


                           (b) DETERMINATION OF SHARE AMOUNT. Each Investor may
sell all or any part of that number of Warrant Shares held by it equal to the product obtained by multiplying (i) the aggregate number of shares of Capital Stock the Transferring Party proposes to Transfer, by (ii) a fraction, the numerator of which is the number of Warrant Shares owned by such Investor on the date of the Co-Sale Notice (assuming the exercise of all outstanding Warrants) and the denominator of which is the sum as of the date of the Co-Sale Notice of
(A) the total number of shares of Capital Stock owned by the Transferring Party,
(B) the Warrant Shares of those Investors that have exercised their co-sale rights under this Section 3.1 with respect to the proposed Transfer, and (C) the total number of shares of Capital Stock (including all shares issuable upon conversion or exercise of outstanding securities) owned by all other stockholders that have exercised their contractual co-sale rights with respect to the proposed Transfer.


                           (c) NOTICE. The Co-Sale Notice shall set forth (i)
the number of shares of Capital Stock - proposed to be Transferred by the Transferring Party, (ii) the name and address of the Purchasers, (iii) the proposed amount and type of consideration payable for the Capital Stock and the terms and conditions of payment, and (iv) that the Purchasers have been informed of the co-sale rights provided for in this Section 3.1 and have agreed to purchase shares of shares of Capital Stock held by the Investors in accordance with the terms of this Section 3.1. Upon receipt of a Co-Sale Notice, each Investor may elect to exercise its co-sale rights to sell shares of Capital Stock to the Purchasers on the terms set forth in the Co-Sale Notice at any time within twenty (20) days by delivering a written notice of acceptance (the "Co-Sale Notice of Acceptance") that sets the number of shares of Capital Stock (up to the maximum amount set forth in Section 3.1(b)) that the Investor wishes to sell. Upon expiration of the 20-day period, the Transferring Party will use reasonable efforts to convince the Purchasers to purchase all the Capital Stock that he and the Investors are interested in selling; provided, that to the extent that any Purchaser refuses to purchase all of the Capital Stock that the Investors have indicated on the Co-Sale Notice of Acceptance that they desire to sell, the Transferring Party shall not sell to such Purchasers any shares of Capital Stock unless and until, simultaneously with such sale, the Transferring Party shall purchase such shares of Capital Stock from such Investors in an amount not less than their right as set forth in Section 3.1(b) and for the same consideration and on the same terms and conditions as the proposed transfer described in the Co-Sale Notice.

                           (d) For purposes of this Agreement, a "Permitted
Transfer" shall mean:

                                    (i) Any repurchase of Common Stock by the
Corporation pursuant to a right of repurchase upon the termination of the transferring Stockholder's employment or consulting relationship with the Corporation;

                                    (ii) Any bona fide gift to a charitable
organization;

                                    (iii) Any Transfer to the transferring
Stockholder's Affiliate (including, without limitation, a wholly owned (either directly or through an unbroken chain of entities each of which is wholly owned) subsidiary of such Stockholder), ancestor, descendant, sibling or spouse or to a trust for their benefit or a partnership that is owned entirely by the transferring Stockholder and/or his ancestors, descendants, siblings or spouse; and

                                    (iv) Any Transfer pursuant to a valid
registration statement of the Corporation;

                           provided, that in the case of subparagraphs (i) -
(iii) above, that the pledgee, transferee or donee (each a "Permitted Transferee") shall furnish the Corporation, the Investors and the Stockholders with a written agreement to be bound by and comply with all provisions of this Agreement. Any Permitted Transferee of a Stockholder shall be deemed a "Stockholder" for all purposes of this Agreement. The Investors may Transfer any of their respective Warrants or Warrant Shares at any time without limitation, so long as the Transfer is in compliance with applicable securities laws.

                           (e) PROHIBITED TRANSFERS.

                                    (i) In the event any Transferring Party
should Transfer any shares of Capital Stock in contravention of the co-sale rights of the Investors as set forth in this Section 3.1 (a "Prohibited Transfer"), to the extent such Transfer is valid and recorded on the books of and recognized by the Corporation, the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Transferring Party shall be bound by the applicable provisions of such option.

                                    (ii) In the event of a Prohibited Transfer,
each Investor shall have the right to sell to the Transferring Party the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the Purchasers above had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                                             (1) The price per share at which
the shares are to be sold to the Transferring Party shall be equal to the price per share paid by the Purchasers to the Transferring Party in the Prohibited Transfer.

                                             (2) Within 30 days after the later
of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Transferring Party the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                                             (3) The Transferring Party shall,
upon receipt of the certificate or certificates for the shares to be sold by an Investor pay the aggregate purchase price therefor in cash or by other means acceptable to the Investor.

                           (f) CLASS OF STOCK. Notwithstanding the foregoing, if
a proposed Transfer relates to the sale of Capital Stock other than Common Stock, the Transferring Party shall not Transfer such shares of Capital Stock unless the Transferring Party shall make provisions satisfactory to the Investors for the sale to and purchase by the Purchasers of shares of Common Stock in addition to any shares of such Capital Stock, to enable all Investors to participate in such Transfer on the basis contemplated by Section 3.1(a), and each Investor may participate in the proposed Transfer by selling shares of Warrant Shares.

                  3.2 Put Rights.


                           (a) The Corporation hereby grants to each Investor
the right, at any time after the fifth anniversary of the date hereof if the Common Stock is not then traded on a securities exchange, the Nasdaq Stock Market or over-the-counter and there is otherwise no active public market for the Common Stock, to require the Corporation to repurchase all or any part of the Warrants or the Warrant Shares then held or issuable to such Investor, in accordance with the terms of this Section 3.2 for a purchase price equal to the Fair Market Value per share (as determined in accordance with subparagraph (c) below) of the Warrants or Warrant Shares then held by such Investor. In the event that an Investor desires to sell the Warrants or Warrant Shares to the Corporation, such Investor shall deliver to the Corporation a written notice (the "Put Notice") specifying the number of Warrant Shares (or Warrant Shares underlying Warrants in the event that Warrants are to be repurchased) to be repurchased from such Investor (the "Put Shares"). Within five days after receipt of a Put Notice, the Corporation shall deliver a copy of the Put Notice to the other holders of Warrants and Warrant Shares.


                           (b) Within 60 days after the delivery of the Put
Notice, the Corporation will purchase, and the Investors exercising rights under this Section 3.2 (the "Selling Investors") will sell all or any portion of, the Warrants or Warrant Shares, as the case may be, at a mutually agreeable time and place (the "Put Closing"). At the Put Closing, the Selling Investors shall deliver to the Corporation the Warrants or certificates representing the Warrant Shares to be repurchased by the Corporation, and the Corporation shall deliver to the Selling Investors' the Fair Market Value per share by cashier's or certified check payable to the Selling Investors or by wire transfer of immediately available funds.


                           (c) The determination of the Fair Market Value of the
Warrants or Warrant Shares, as applicable, shall be based upon the following:


                                    (i) The Fair Market Value shall initially be
determined by an independent appraiser selected by the board of directors of the Corporation (the "Board Appraiser"), which determination (including a copy of the Board Appraiser's written appraisal) shall be provided to the Selling Investors within 30 days of the Put Notice (the "Board Appraisal").


                                    (ii) If the Selling Investors disagree with
the Board Appraisal, such Selling Investors shall notify the Corporation of such disagreement within ten days of delivery of the Board Appraisal. In the event of such disagreement, the Selling Investors delivering such a notice, at such the Selling Investors' own expense shall retain an independent appraiser (the "Investors' Appraiser") to perform a second determination of Fair Market Value (the "Investors' Appraisal"). Upon completion of the Investors' Appraisal (but in no event later than 45 days after the delivery of the Board Appraisal), the Selling Investors shall provide a copy of the Investors' Appraisal to the Corporation. If the Investors' Appraisal differs by less than 10% in value from the Board Appraisal, the Fair Market Value shall be the arithmetic mean of the Investors' Appraisal and the Board Appraisal.


                                    (iii) If the Investors' Appraisal and the
Board Appraisal differ by 10% or more in value, then the Investors' Appraiser and Board Appraiser shall jointly select a third independent appraiser to choose either the Fair Market Value estimate contained in the Board Appraisal or the Investors' Appraisal, which decision shall be made within 30 days after the completion of the Investors' Appraisal. The cost of the third independent appraiser shall be borne equally by the Corporation, on the one hand, and by the Investors, on the other hand.


                                    (iv) In determining Fair Market Value, the
parties agree that the Board Appraiser, Investors' Appraiser and third independent appraiser shall be instructed to consider, among standard assumptions, that the Fair Market Value of the Warrants or Warrant Shares, as the case may be, shall be determined without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests.


                                    (v) At any time prior to the date that is 15
days following the date that Fair Market Value is finally determined in accordance with this Section 3.2(d), if applicable, any Selling Investor that has exercised the put rights granted herein may rescind such exercise upon written notice to the Corporation; provided that such rescission shall only be effective if the Selling Investor reimburses the Corporation for all costs and expenses actually incurred in connection with the Selling Investors' initial exercise of put rights. Any such rescission shall not affect the right of any Investor to exercise the put rights granted herein at any time thereafter prior to expiration of the put rights hereunder.

                  3.3 Right of First Refusal.


                           (a) GENERAL. In the event that the Corporation
intends to consummate an Equity Issuance, the Corporation shall provide each Investor with a right of first refusal to purchase all or any part of its pro rata portion of such Equity Issuance, on the terms and conditions offered by the Corporation. The Investors' pro rata portion is equal to the (i) the number of Warrant Shares issued or issuable to all of the Investors immediately prior to such Equity Issuance, divided by (ii) the total number of shares of the Corporation's Common Stock outstanding immediately prior to such issuance (assuming the conversion of all outstanding preferred stock of the Corporation and the exercise of all outstanding options, warrants or similar rights) (collectively, the "Investors' Pro Rata Share").


                           (b) PROCEDURE. The Corporation shall provide
Investors 20 days prior written notice (the "Offer Notice") of such Equity Issuance, together with the details and terms of such intended transaction. Each Investor shall respond to the Corporation within 15 days of receiving the Offer Notice by notifying the Corporation whether or not it desires to purchase equity securities in such Equity Issuance, stating the number of such securities such Investor desires to purchase. In the event that the Investors who have elected to exercise their rights under this Section 3.3 (the "Participating Investors") elect to purchase in the aggregate more than the Investors' Pro Rata Share (the "Excess Amount"), the number of shares that may be purchased by each Participating Investor pursuant to this Section 3.3 shall be reduced by an amount equal to the product obtained by multiplying the Excess Amount by a fraction, the numerator of which is the number of Warrant Shares which such Participating Investor holds immediately prior to such issuance, and the denominator of which is the total number of Warrant Shares which all of the Participating Investors hold immediately prior to such issuance (in each case assuming the exercise of all outstanding Warrants).


                           (c) UNSUBSCRIBED SHARES. In the event that the
Investors fail to exercise in full the right of first refusal within the applicable time period, then, with respect to the issuance of such unsubscribed shares, the rights of such Investors under this Section 3.3 shall expire and the Corporation shall have 120 days thereafter to contract to sell such equity securities at a price and upon general terms not more favorable to the purchasers thereof than specified in the Offer Notice. In the event that the Corporation has not contracted to sell such equity securities within such 120-day period, then the Corporation shall not thereafter issue or sell any such securities without again first offering them to the Investors pursuant to this
Section 3.3.

                  3.4 Termination. The rights of each of the Investors under this Section 3 shall become effective as of the date hereof and shall survive the termination or expiration of the Investment Agreement and the repayment in full by the Corporation of all amounts owed under the Debentures and all other monetary Obligations and shall remain in full force and effect until such time as no Warrants or Warrant Shares are outstanding.

         4. Covenants. Notwithstanding the termination of the Investment Agreement or the payment of any amounts due under any Loan Documents, unless Allied shall otherwise consent in writing, the Corporation covenants and agrees to comply with the following:

                  4.1 Financial Information. The Corporation shall furnish to each Investor:


                           (a) within 90 days after the end of each fiscal year,
the Consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows, showing the financial condition of the Corporation and its Subsidiaries, as of the close of such fiscal year and the results of its operations during such year, such Consolidated statements to be audited by an independent public accountant of recognized national or regional standing reasonably acceptable to Allied and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) that such financial statements fairly present the financial condition and results of operations of the Corporation and its Subsidiaries on a Consolidated basis in accordance with GAAP;


                           (b) within 30 days after the end of each month, the
Consolidated and consolidating financial statements of the Corporation and its Subsidiaries (including revenue and gross profit information by major product line), setting forth in each case in comparative form the corresponding figures for the corresponding month and fiscal year-to-date period of the preceding fiscal year and the corresponding figures for the corresponding month and fiscal year-to-date period of the annual forecast, all certified by its Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Corporation and its Subsidiaries on a Consolidated basis in accordance with GAAP (but without footnotes), subject to normal year-end audit adjustments, together with a brief management summary description of operations;


                           (c) at least 15 days prior to the end of each fiscal
year, an annual financial plan and budget of the Corporation and its Subsidiaries (detailed on a month-to-month basis) for the next succeeding fiscal year (by major product line) and projections of the Corporation's monthly financial statements (by major product line) for the next succeeding three fiscal years, in a form consistent with past practices, which financial plan and budget shall have been approved by the board of directors of the Corporation;


                           (d) concurrently with delivery to the Investors (as
defined in that certain Amended and Restated Stockholders Agreement dated October 25, 1999 by and among the Corporation and certain of its stockholders party thereto (the "Stockholders Agreement")) any documents or other information delivered to such Investors pursuant to Section 3 of the Stockholders Agreement; and


                           (e) promptly, from time to time, such other
information (in writing if so requested) regarding the operations, business affairs and financial condition of the Corporation or any of its Subsidiaries, as any Investor may reasonably be request or to otherwise enable such Investor to file any form required by any Governmental Authority.


                  The Investors agree to hold all information received pursuant to this Agreement in confidence, to the extent required under Section 6.1 hereto.

                  4.2 Existence; Businesses and Properties.


                           (a) The Corporation will do or cause to be done all
things necessary to preserve, renew and keep in full force and effect its legal existence.


                           (b) The Corporation will do or cause to be done all
things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business in all jurisdictions in which the Corporation or its Subsidiaries currently conducts business; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  4.3 Maintaining Records; Access to Properties and Inspections. The Corporation will keep, and will cause its Subsidiaries to keep, proper books of record and account in which full and correct entries (in all material respects) in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. The Corporation will permit any representatives designated by the Investors to visit and inspect the financial records and the properties of the Corporation and its Subsidiaries at reasonable times during normal business hours and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Investors to discuss the affairs, finances and condition of the Corporation and its Subsidiaries with the officers thereof and independent accountants therefor; provided, in each such case, that such visit and inspection can be accomplished without unreasonable disruption to the business of the Corporation or any Subsidiary. The Investors will provide prior notice to the Corporation of any planned discussions with its independent accountants and will permit an officer of the Corporation to be present.

                  4.4 Board Meetings/Observation Rights. So long as Debentures remain outstanding or Warrant Shares then outstanding or issuable pursuant to Warrants then outstanding constitute, in the aggregate, more than 5% of the Corporation's outstanding Capital Stock on an as-converted, fully diluted basis, the Corporation shall permit one authorized representative of Allied (or any transferee of Allied with the consent of the Corporation, which consent shall not be unreasonably withheld) to attend and participate (but not vote) in all meetings of its board of directors and any committee thereof (other than the Audit Committee and the Compensation Committee), whether in person, by telephone or otherwise, and shall provide such representative with such notice and other information with respect to such meetings as are delivered to the directors of the Corporation and at the same time.

                  4.5 Reservation of Warrant Shares. So long as any Warrants are outstanding, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All Warrant Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges (except those based on the income, revenues or capital gains of the Investors). The Corporation shall take all such reasonable action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                  4.6 Replacement of Warrants. So long as any Warrants are outstanding, the Corporation shall perform all acts required under the Warrants, including the re-issuance or replacement of Warrants to any of the Investors upon transfer, exchange, loss or destruction thereof (upon provision of reasonable indemnification and affidavit).

                  4.7 Amendment of Charter Documents. The Corporation shall not amend the Corporation's Certificate of Incorporation in a manner that amends, reclassifies or alters the rights, powers or preferences of the Common Stock, without the prior written consent of the holders of a majority of the Warrant Shares (assuming the conversion of all outstanding Warrants); provided, that nothing in this Section 4.7 shall be construed to require any consent for the Corporation to create or issue preferred stock, without regard to the various terms, rights or preferences thereof.

                  4.8 Further Assurances. The Corporation will execute, and will cause its Subsidiaries to execute, any and all further documents, agreements and instruments, and take all further reasonable action that may be required under applicable law, or that any Investor may reasonably request, in order to effectuate the transactions contemplated hereby. The Corporation shall deliver or cause to be delivered to the Investors all such instruments and documents as any Investor may reasonably request to evidence compliance with this Section.

                  4.9 Litigation. Within 10 days after the Corporation learns of the filing or commencement, or receives a written threat of commencement or filing, of any material litigation or proceeding against the Corporation, or any of its respective assets, the Corporation will provide the Investors with written notice of the nature and extent of such litigation or proceeding and, upon request by the Investors, copies of all pleadings related thereto.

                  4.10 Defaults. Within 10 days after the receipt by the Corporation of written notice of a default by the Corporation under any material contract, agreement or document (including loans and leases) to which the Corporation is a party or by which it is bound, the Corporation will provide the Investors with written notice of the nature and extent of such default.

                  4.11 Regulatory Filings; Press Releases. Within 10 days after filing, copies of all reports or other material documents filed by the Corporation with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, or with any Governmental Authority, including, without limitation, the U.S. Internal Revenue Service, the U.S. Environmental Protection Agency (or any state equivalent), the U.S. Occupational Safety Health Administration, shall be furnished or made available in electronic form to the Investors; and, promptly upon the request of any Investor, the Corporation shall furnish or make available in electronic form to such Investor, as the case may be, copies of any press releases and other documents that the Corporation shall have released to the press during the preceding 90 days.

                  4.12 Accountant's Reports. Promptly upon becoming available, the Corporation shall furnish to the Investors copies of all reports prepared for or delivered to the management of the Corporation by its outside accountants.


                  4.13 Suspension of Rights; Termination. The obligations of the Company under this Section 4 shall be suspended and of no effect during any period in which (i) the Corporation's Common Stock is publicly-traded on a nationally recognized exchange and (ii) the Warrant Shares then outstanding or issuable pursuant to Warrants then outstanding constitute, in the aggregate, less than 5% of the Corporation's outstanding Capital Stock on an as-converted, fully diluted basis. The provisions of this Section 4 shall terminate at such time as no Warrants or Warrant Shares are outstanding.

         5. Transfers by Investors. Notwithstanding any provision to the contrary, at the option of any Investor, an Investor may Transfer all or any portion of a Warrant in substitution of transferring Warrant Shares. Notwithstanding anything to the contrary herein, this Agreement, and the rights and obligations of an Investor hereunder (but specifically excluding Section 4.4, which shall be personal to Allied unless otherwise agreed by the Corporation in accordance with the terms of such section), shall inure to the benefit of each transferee of Warrants or Warrant Shares, who shall be deemed an Investor under this Agreement and shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee agrees to be bound by the obligations imposed upon an Investor hereunder.

         6. General.

                  6.1 Regulation FD. Allied and each of the Investors, if any, agrees to maintain the confidentiality of all Information (as defined below) and to refrain from trading shares of any class of the Capital Stock of the Corporation while in possession of any material Information, in each case so long as such information is not publicly available, except that Information may be disclosed: (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (limited, in the case of outside directors, agents, accountants, legal counsel and other advisors, to those who expressly agree to keep all such Information confidential) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to refrain from trading the Capital Stock of the Corporation while in possession of any material Information); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (e) to any permitted transferee of any of its rights or obligations under this Agreement who becomes a party to this Agreement as an Investor hereunder; or (f) with the consent of the Corporation, as applicable. For the purposes of this Section, "Information" means all non-public information received from the Corporation, or its Subsidiaries relating to the Corporation or its Subsidiaries or their business.

                  6.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  6.3 No Inconsistent Agreements. The Corporation will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates any of the rights granted to the Investors in this Agreement.

                  6.4 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Corporation hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.



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

                  6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland (without reference to the choice of law or conflicts of law provisions thereof).

                  6.6 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the date on which it is sent by facsimile transmission with acknowledgement of receipt at the number to which it is required to be sent, in each case to the intended recipient as set forth below:


         If to the Corporation, at its offices at 104 Cambridge Plaza Drive, Winston-Salem, N.C. 27104, Attention: President (Facsimile Number 336-659-6750) with a copy to Womble Carlyle, Sandridge & Rice, PLLC, 200 West Second Street, Winston-Salem, NC 27101, Attention: Peter A. Zorn, Esq., (Facsimile Number 336-726-6906), or at such other address or addresses as may have been furnished in writing by the Corporation to the other parties hereto;


         If to Allied, at its offices at 1919 Pennsylvania Avenue, N.W., 3rd Floor, Washington, D.C. 20006, Attention: Thomas Westbrook (Facsimile Number 202-659-2053), with a copy to Anthony H. Rickert, Esq., Piper Marbury Rudnick & Wolfe LLP, 1200 19th Street, N.W., Washington, D.C. 20036 (Facsimile Number 202-223-2085) or at such other address or addresses as may have been furnished in writing by Allied to the other parties hereto; or


         If to a Stockholder, at its address set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished in writing by such Stockholder to the other parties hereto.


         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.


                  6.7 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.


                  6.8 Amendments, Waivers and Consents. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Corporation and the holders of 66 2/3% of the then outstanding Warrant Shares (including Warrant Shares issuable upon exercise of outstanding Warrants); provided, that this Agreement may be amended with the consent of the holders of less than all of the Warrant Shares only in a manner that affects all such holders in the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 6.8 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Except as provided above, to the extent that the terms of this Agreement requires the Corporation to obtain the consent or approval of the Investors, such consent or approval shall be made by the Investors holding a majority of the then outstanding Warrant Shares (including Warrant Shares issuable upon exercise of outstanding Warrants).


         6.9 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.


         6.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.


         6.11 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.


                                      * * *

                         {Signatures on following page}

                IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

                              CORPORATION:

                                              BLUE RHINO CORPORATION

                                              By:  /s/ Billy Prim
                                                   -----------------------------
                                                   Billy Prim, President and CEO


                              INVESTORS:

                                              ALLIED CAPITAL CORPORATION


                                              By:  /s/ Thomas H. Westbrook
                                                   -----------------------------
                                                   Name:  Thomas H. Westbrook
                                                   Title:    Managing Director


                              STOCKHOLDERS:


                                              /s/ Billy Prim
                                              ----------------------------------
                                              Billy Prim


                                              /s/ Andrew Filipowski
                                              ----------------------------------
                                              Andrew Filipowski

                                    Exhibit A


Stockholder                 Address/Facsimile Number
-----------                 ------------------------

Billy D. Prim               c/o Blue Rhino Corporation
                            104 Cambridge Plaza Drive
                            Winston-Salem, NC 27104


Andrew Filipowski           508 Stonegate Lane
                            Winston-Salem, NC 27104





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